Exhibit 5.1


                   Skadden, Arps, Slate, Meagher & Flom LLP
                               919 Third Avenue
                           New York, New York 10022
                              TEL: (212) 735-3000
                              FAX: (212) 735-2000


                                                  January 27, 1998


          Teligent, Inc.
          8065 Leesburg Pike
          Vienna, Virginia  22182

                        Re:   Registration Statement on Form S-8

          Ladies and Gentlemen:

                     We have acted as special counsel to Teligent, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), for the purpose of registering with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act"), 14,729,125 shares (the "Shares") of Class A Common Stock, par value $.01 per share, of the Company issuable upon the exercise of options, or pursuant to other awards, granted under the Teligent, Inc. 1997 Stock Incentive Plan (the "Plan").

                    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                    In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Plan, (iii) the Certificate of Incorporation and By-Laws of the Company, each as currently in effect, (iv) a specimen certificate representing the Shares and (v) certain resolutions adopted by the Board of Directors of the Company relating to the approval and adoption of the Plan, the issuance of the Shares and certain related matters. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                     We have also assumed that each award agreement setting forth the terms of each grant of options or other award under the Plan (each, an "Award Agreement") will be consistent with the Plan and will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Shares delivered pursuant to such option exercise or other award under the Plan will be in an amount at least equal to the par value of such Shares.

                    The opinion expressed herein is limited to the Delaware General Corporation Law, and we express no opinion as to the laws of any other jurisdiction.

                    Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when Shares have been paid for and certificates therefor have been issued and delivered upon the exercise of options, or otherwise pursuant to an award, duly granted under the Plan, in each case in accordance with the terms of the Plan and the applicable Award Agreement, such Shares will be validly issued, fully paid and nonassessable.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations promulgated thereunder.

                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate, Meagher &
                                            Flom LLP